Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117813, 333-117814, 333-159009 and 333-186618 of Reynolds American Inc. on Form S-8, and Registration Statement No. 333-188791 of Reynolds American Inc. on Form S-3 of our report dated February 11, 2015, relating to the consolidated financial statements and financial statement schedule of Lorillard, Inc., as included in this Current Report on Form 8-K of Reynolds American Inc.

Raleigh, North Carolina

June 8, 2015